UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 20, 2004

Leesport Financial Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-14555	23-2354007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

1240 Broadcasting Road, Wyomissing, Pennsylvania		19610
(Address of principal executive offices)		(Zip Code)

(610) 208-0966
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Item 5.         Other Events and Item FD Disclosure.

The Company’s press release, dated May 20, 2004, announcing the extension of the Company’s previously approved stock repurchase program, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.    Financial Statements and Exhibits

(c)        Exhibits

The following exhibits are filed herewith:

99.1         Press Release, dated May 20, 2004, of Leesport Financial Corp. announcing the extension of the Company’s previously approved stock repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEESPORT FINANCIAL CORP.

Dated: May 20, 2004	/s/ Stephen A. Murray
Stephen A. Murray
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated May 20, 2004, of Leesport Financial Corp. announcing the extension of the Company’s previously approved stock repurchase program.